EXHIBIT 5.1


                                FORSTROM JACKSON
                           BARRISTERS AND SOLICITORS*


January 8, 2007


VIA FACSIMILE                                                 file no:  MUSK0904
                                                   reply to:  Stephen B. Jackson
Muskoka Flooring Corporation                        direct line:  (604) 661-0742
PO Box 293, 33 Card Avenue                                  email:  sbj@fjlaw.ca
Perkinsfield, Ontario
L0L 2J0

Attention: Gord Cotton, President

Re:      Muskoka Flooring Corporation, a Delaware corporation
         Registration Statement on Form SB-2


We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") filed by Muskoka Flooring Corporation, a Delaware corporation ( the "Company") with the Securities and Exchange Commission on or about the date of this letter.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm as related Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulation of the Securities and Exchange Commission.

Yours truly,

FORSTROM JACKSON
Per:

/s/ STEPHEN JACKSON
___________________
Stephen B. Jackson

SBJ/bm



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